Filed Pursuant to Rule 424(b)(3)
                                                         SEC File No. 333-206745

                                   PROSPECTUS

                                  AP EVENT INC.
                        5,000,000 SHARES OF COMMON STOCK
                                 $0.02 PER SHARE

This is the initial offering of common stock of AP Event Inc. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, August Petrov, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Petrov will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

AP Event Inc. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 12 BEFORE BUYING ANY SHARES OF AP EVENT INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             DATED DECEMBER 11, 2015

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                           3
RISK FACTORS                                                                 5
FORWARD-LOOKING STATEMENTS                                                  12
USE OF PROCEEDS                                                             12
DETERMINATION OF OFFERING PRICE                                             13
DILUTION                                                                    13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                  14
DESCRIPTION OF BUSINESS                                                     19
LEGAL PROCEEDINGS                                                           22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                 22
EXECUTIVE COMPENSATION                                                      24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              25
PLAN OF DISTRIBUTION                                                        26
DESCRIPTION OF SECURITIES                                                   28
INDEMNIFICATION                                                             28
INTERESTS OF NAMED EXPERTS AND COUNSEL                                      29
EXPERTS                                                                     29
LEGAL MATTERS                                                               29
AVAILABLE INFORMATION                                                       29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       29
INDEX TO THE FINANCIAL STATEMENTS                                           30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "AP EVENT INC." REFERS TO AP EVENT INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                  AP EVENT INC.

AP Event Inc. was incorporated in Nevada on October 16, 2014. We are development stage company and intend to commence operations in the business of travel agency. We plant to establish a tour agency intending to provide individual and group leisure tours to large music festivals, or to concerts of particular popular music bands, both combined with excursions around local areas. Our primary services are going to be as follows: delivering a touristic service to broad public, aimed mostly at young people due to it's being specific. Services and products provided by our company may include custom packages according to clients' specifications and travel consultation.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate significant revenue in the first 12 months after completion our offering or ever generate significant revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Husovo namesti 7, Okres Praha - Zapad, Czech Republic 25301. Our phone number is 702-970-3370.

From inception (October 16, 2014) until the date of this filing, we have had limited operating activities. Our financial statements from inception (October 16, 2014) through September 30, 2015, reports $3,000 of revenue and an accumulated deficit of 2,616. As of October 23, 2015 we have cash reserves of approximately $3,321. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately four months. Our independent registered public accounting firm has issued an audit opinion for AP Event Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan, developed business-model of our travel agency and have been looking for the potential clients. On August 19, 2015 we have signed the Service Agreement with Dnihlujis A Partneri. As a result of this agreement, we have received $3,000 of revenue. On October 22, 2015 we have signed the second Service Agreement with "Myzedtorg, SRO".

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:                   AP Event Inc.

Securities Being Offered:     5,000,000 shares of common stock.

Price Per Share:              $0.02

Duration of the Offering:     The  shares  will be  offered  for a period of one
                              hundred and eighty  (180) days from the  effective
                              date  of  this  prospectus.   The  offering  shall
                              terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:               If 50% of the shares sold - $50,000
                              If 75% of the shares sold - $75,000
                              If 100% of the shares sold - $100,000

Securities Issued and
Outstanding:                  There are 5,000,000  shares of common stock issued
                              and outstanding as of the date of this prospectus,
                              held by our  sole  officer  and  director,  August
                              Petrov.  If we are  successful  at selling all the
                              shares in this offering,  we will have  10,000,000
                              shares issued and outstanding.

Subscriptions:                All   subscriptions   once   accepted  by  us  are
                              irrevocable.

Registration Costs:           We estimate our total offering  registration costs
                              to be approximately $8,000.

Risk Factors:                 See "Risk  Factors" and the other  information  in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from October 16, 2014 (Inception) to September 30, 2015:

FINANCIAL SUMMARY

                                     September 30, 2015 ($)    June 30, 2015 ($)
                                     ----------------------    -----------------
                                         (Unaudited)              (Audited)

Cash                                        3,321                   4,510
Total Assets                                6,001                   4,510
Total Liabilities                           3,617                   4,117
Total Stockholder's Equity                  2,384                     393

STATEMENT OF OPERATIONS

                                                            Accumulated From
                                                            October 16, 2014
                                                              (Inception) to
                                                          September 30, 2015 ($)
                                                          ----------------------
                                                                 (Unaudited)
Revenue                                                             3,000
Total Expenses                                                      5,616
Net Loss for the Period                                            (2,616)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SUFFICIENT REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the "Plan of Operation" section of this prospectus. As of September 30, 2015, we had cash in the amount of $3,321 and liabilities of $3,617. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $42,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from August Petrov, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Petrov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 16, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any substantial revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of travel agencies specifically providing individual and group tours to music festivals, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our travel agency will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of travel agency is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful travel agencies operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. Moreover the travelers are able to plan and book their own trips without using a travel agency as well. Some travelers prefer to plan and organize trips on their own. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Petrov, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Mr. Petrov may be able to influence the authorization of additional stocks. The issuance of common stock may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. The interests of Mr. Petrov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on August Petrov for all of our operations. The loss of Mr. Petrov would have a substantial negative effect on our company and may cause our business to fail. Mr. Petrov has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Petrov's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

August Petrov, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. August Petrov, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

     *    effecting service of process within the United States on our officers;
     * enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
     * enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
     * bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on October 16, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. PETROV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Petrov does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between AP Event Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from August Petrov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Petrov's verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC
Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 10,000,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

                                        If 50%          If 75%         If 100%
                                     shares sold     shares sold     shares sold
Description                              Fees            Fees            Fees
-----------                          -----------     -----------     -----------

GROSS PROCEEDS                          50,000          75,000         100,000
Offering expenses                        8,000           8,000           8,000
NET PROCEEDS                            42,000          67,000          92,000
Office                                   3,000           4,000           5,000
Website and Mobile App Development       5,000           6,000           7,000
Marketing Campaign                      14,000          27,000          40,000
Salesperson                             10,000          20,000          30,000
SEC reporting and compliance            10,000          10,000          10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, August Petrov, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Petrov's verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Petrov will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Petrov. Mr. Petrov will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of September 30, 2015 was $2,384 or approximately $0.0005 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2015.

The following table sets forth as of September 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum
 Offering Available                            50%            75%           100%
Offering price per share                     0.02           0.02           0.02
Post offering net tangible book value      44,384         69,384         94,384
Post offering net tangible book value
 per share                                 0.0059         0.0079         0.0094
Pre-offering net tangible book value
 per share                                 0.0005         0.0005         0.0005
Increase (Decrease) in net tangible
 book value per share after offering       0.0054         0.0074         0.0089
Dilution per share                         0.0141         0.0121         0.0106
% dilution                                     70%            60%            53%
Capital contribution by purchasers
 of shares                                 50,000         75,000        100,000
Capital Contribution by existing
 stockholders                               5,000          5,000          5,000
Percentage capital contributions by
 purchasers of shares                       90.91%         93.75%         95.24%
Percentage capital contributions by
 existing stockholders                       9.09%          6.25%          4.76%
Gross offering proceeds                    50,000         75,000        100,000
Anticipated net offering proceeds          42,000         67,000         92,000
Number of shares after offering held
 by public investors                    2,500,000      3,750,000      5,000,000
Total shares issued and outstanding     7,500,000      8,750,000     10,000,000

Purchasers of shares percentage of
 ownership after offering                   33.33%         42.86%         50.00%
Existing stockholders percentage of
 ownership after offering                   66.67%         57.14%         50.00%

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $3,321 as of September 30, 2015. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from August Petrov, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of September 30, 2015, Mr. Petrov has advanced to us $3,617. Mr. Petrov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $42,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Husovo namesti 7, Okres Praha - Zapad, Czech Republic 25301. Our phone number is 702-970-3370.

We are a development stage company and we have generated $3,000 of revenue to date. To date, we have established our Company, developed our business plan, developed business-model of our travel agency and have been looking for the potential clients. On August 19, 2015 we have signed the Service Agreement with Dnihlujis A Partneri. As a result of this agreement, we have received $3,000 of prepayment. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our "Plan of Operation" below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

                                PLAN OF OPERATION

We were incorporated in the State of Nevada on October 16, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has just recently started the operations and has generated $3,000 of revenue. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to provide individual and group leisure tours and excursions to different music events. The services we are going to provide are aimed at broad public.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $42,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

OFFICE (1st-3d months)
$3,000-$5,000

Minimum requirements of our company to continue operations are, at least, obtaining the following office equipment: a telephone, a fax, a multifunction printer, PCs, stationery and furniture. We expect the cost to be equal to $3,000. We plan to buy the office equipment mentioned above in case we manage to sell 50% of the shares offered with basic feutures as black and white laser multifunction printer (Hewlett-Packard HP M521DN or equivalent) with scanning, coping and printing features, two PCs for office operations. In case we sell 75% of the shares offered we intend to buy additional equipment with advanced features as color laser multifunction printer (Hewlett-Packard HP Color LaserJet CM4730 MFP or equivalent) for printing brochures, flyers, concert's calendars and other promotional materials with estimated price of $4,000. Provided that we sell all of the shares offered, we might be able to buy more advanced equipment as previous described color laser multifunction printer, one PC for office operations, one PC with dedicated graphic card with preinstalled software for promotional materials creating and one laptop (Lenovo Yoga 3 Pro 80HE000DUS or equivalent) to present company's service to potential clients outside of the office. Therefore the office set up costs are estimated to be equal to $5,000.

WEBSITE AND MOBILE APP DEVELOPMENT (1st-12th months)
$5,000-$7,000

To support our customers and to provide them with information regarding our services, we expect to develop a website and a mobile application with the features of the full website. We plan to order the development of both website and the application in a software company. Depending on the complexity of design and the features of the website and the application we expect the expenditure to be minimum $5,000. Upon launching the website we will need a professional to maintain the website and the application, which will result in further expenditures. We also intend to order a landing web page to draw potential customers to our services.

MARKETING CAMPAIGN (3th-12th months)
$14,000-$40,000

Our main marketing instruments are planned to be the following: online marketing, direct sales, and presentations. To get into focus of our potential customers we intend to use the marketing strategies, such as web advertisements, social web communities marketing, direct mailing, and phone calls. The plan of our active marketing campaign to promote our services includes developing a landing page. Our web-banners are going to be placed on the web-sites related to music, for instance, music streaming services or music web blogs. The same banners are going to be placed on the sites devoted to tourism and leisure tours, on the pages of online newspapers or magazines. We plan to spend money to pay for Google contextual advertising, to attract the attention of users who search information related to tourism and excursions in general or, places and music bands mentioned on our website. To remain in focus of potential clients and to promote our services we have intention to try conducting raffle on local radio stations providing our services as prizes. In addition we may spend money on YouTube ads played before a music video. Paying for SEO (Search Engine Optimization) will help to advance in the search results of Google, Bing, Yahoo,

Aol queries. Taking part at the exhibitions related to tourism might draw attention of potential clients to our services. Upon successful launching of our website and application we keep in mind to develop and maintain Facebook, Twitter, Instagram and Google+ pages to provide customers with full information concerning our service. We believe that our key marketing strategy is likely to be online marketing and direct sales.

The expenditure might be equal to at least $14,000. In case we sell 50% of the shares offered, the money will be spent particularly on Search engine optimization (SEO). Upon 75% and 100% of the shares sold, we need $27,000 and $40,000 accordingly. We believe that our marketing campaign will help us to sell our product and we intend to reach profitable operations.

SALESPERSON (6th-12th months)
$10,000-$30,000

We intend to hire tour expert (salesperson) whose working responsibilities will be to provide consultation and recommendation concerning our services in person or by phone and execute contracts with customers in the office on behalf of the company. If we sell 50% of the shares we will hire one salesperson and it will cost us $10,000 minimum. In case we sell 75% and 100% of the shares we are going to increase the quantity of tour experts (salespersons) to two and three accordingly and intend to spend for it $20,000 and $30,000 accordingly.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

                                        If 50%          If 75%         If 100%
                                     shares sold     shares sold     shares sold
Description                              Fees            Fees            Fees
-----------                          -----------     -----------     -----------

GROSS PROCEEDS                          50,000          75,000         100,000
Offering expenses                        8,000           8,000           8,000
NET PROCEEDS                            42,000          67,000          92,000
Office                                   3,000           4,000           5,000
Website and Mobile App Development       5,000           6,000           7,000
Marketing Campaign                      14,000          27,000          40,000
Salesperson                             10,000          20,000          30,000
SEC reporting and compliance            10,000          10,000          10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated $3,000 of revenue. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

FROM INCEPTION ON OCTOBER 16, 2014 TO JUNE 30, 2015

During the period we incorporated the company, prepared a business plan. Our loss since inception is $4,607. We have just recently started our business operations,however, will not start significant operations until we have completed this offering.

FOR THE THREE MONTH ENDED SEPTEMBER 30, 2015

On August 19, 2015 we have signed the Service Agreement with Dnihlujis A Partneri. As a result of this agreement, we have received $3,000 of revenue. We have developed our business plan, developed and tested business-model of our travel agency and have been looking for the potential clients.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2015, the Company had $3,321 cash and $3,500 accrued expenses and our liabilities were $3,617. As of September 30, 2015 our cash balance was $3,321. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from August Petrov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Petrov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Petrov's verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $42,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of
Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $42,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

                             DESCRIPTION OF BUSINESS

Our primary services are going to be as follows: delivering a touristic service to broad public, aimed mostly at young people due to it's being specific.
Services and products provided by our company may include custom packages according to client's specifications and travel consultation. As it grows the company is likely to take on people and expand into related markets and services. We might also look for additional leverage by establishing relationships and representations with appropriate strategic allies.

Our principal office address is located at Husovo namesti 7, Okres Praha - Zapad, Czech Republic 25301. Our telephone number is 702-970-3370. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated $3,000 of revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We were incorporated in Nevada on October 16, 2014. Since October 2014 till January 2015 we have developed our and business plan and business-model of our travel agency. Since February 2015 till May 2015 we have researched the market demand for tour agencies providing individual and group leisure tours to music festivals in Europe and have looked for the potential partners in tour industry. On June 6, 2015 we have raised financing for our operation by issuing a total of 5,000,000 shares of restricted common stock to August Petrov, our sole officer and director in consideration of $5,000. From June 2015 to date we have been looking for the potential clients. On August 19, 2015 we have signed the Service Agreement with Dnihlujis A Partneri. As a result of this agreement, we have received $3,000 of prepayment.

BUSINESS

We plant to establish a tour agency intending to provide individual and group leisure tours to large music festivals, or to concerts of particular popular music bands, both combined with excursions around local areas. We are a company on the stage of development and have earned $3,000 of revenue. In case we don't achieve estimated level of profitability, the company will be forced to cease operations due to the lack of funding.

Our primary goal is to arrange tours for European citizens around Europe. We plan to start our sales in Czech Republic, Poland, Lithuania, Litva, Estonia, Slovakia, Slovenia and Hungary.

We plan to organize complex tours or offer each feature of our tours separately. A complex tour includes the following features:

     1) transfer (transportation from homeland to the point of final destination by any type of transport, local transportation, from airport/railway/bus terminal to a hotel, from a hotel to an event or attraction);
     2)   admission to the music event;
     3) a guided excursion around a particular city or location (depending on where this event takes place) with a chance of visiting famous places related to music (Abbey Road recording studio in London, for instance);
     4) accommodation (regarding possible demands of our potential clients by accommodation we mean hostels or B&B's)
     5)   catering, for additional fee upon request;

This is a preliminary list of features, which may become longer as the business might grow.

The price of our service is going to be based on the following: the price of transfer (round-trip flight/train/bus tickets, local transportation (bus/minivan/taxi), transportation from a hotel to an event or attraction (bus/minivan/taxi)), accommodation and admission fee to a music event. A traveler will hence be able to select areas of interest based on their preferences and subsequently identify destinations to visit.

As soon as the company begins operating our customers will be able to:

     a) find full description of services provided, prices, information regarding both concerts and tours, description of accommodation and catering (if provided in a particular accommodation); in case customers need so-contact the company via phone, Skype, email;
     b) book online (on our website) any complex tour or buy a desired feature that the company provides;
     c) use the cross platform mobile application designed for these needs to book tours and receive full information according to our services;
     d) book tours by phone, after being consulted by our tour expert in the company's office.
     e) choose accommodation while booking a tour (if this feature provided in a particular case);
     f) if the customers wish so-receive informational emails regarding upcoming events, special offers, any other updates concerning our services;
     g)   leave feedback.

CLIENTS

Our services are aimed at young people, who desire to visit a festival or concert of their favourite band or musician, with an opportunity to enjoy a leisure excursion.

We plan to start with rock music as one of the most popular nowadays. We plan gradually add other widely popular genres such as electronic music or their sub genres: for instance, indie rock, alternative rock and others, in case we receive positive response or, in case there is a demand by customers.

Once the company is appropriately registered and equipped we intend to provide our services to our potential clients who, presumably, fit the following description:

     1) young European citizens, students, young couples who might be interested in combining travelling and attending a music concert or those who search for new kinds of entertainment;
     2) amateur musicians who might attend music shows for their future experience or to get in contact with music producers, or other people from the industry;
     3) fans of particular bands who would enjoy following their favourite musicians who will be relieved from the necessity to look for upcoming music events, book transfer and accommodation on their own.
     4)   travel agencies that could use our service as outsourcing.
     5) companies that would like to use our servis as part of their team building policy.

MARKETING AND ADVERTISING

Our main marketing instruments are planned to be the following: online marketing, direct sales, and presentations. To get into focus of our potential customers we intend to use the marketing strategies, such as web advertisements, social web communities marketing, direct mailing, and phone calls. The plan of our active marketing campaign to promote our services includes developing a landing page. Our web-banners are going to be placed on the web-sites related to music, for instance, music streaming services or music web blogs. The same banners are going to be placed on the sites devoted to tourism and leisure tours, on the pages of online newspapers or magazines. We plan to spend money to pay for Google contextual advertising, to attract the attention of users who search information related to tourism and excursions in general or, places and music bands mentioned on our website. To remain in focus of potential clients and to promote our services we have intention to try conducting raffle on local radio stations providing our services as prizes. In addition we may spend money on YouTube ads played before a music video. Paying for SEO (Search Engine Optimization) will help to advance in the search results of Google, Bing, Yahoo, Aol queries. Taking part at the exhibitions related to tourism might draw attention of potential clients to our services. Upon successful launching of our website and application we keep in mind to develop and maintain Facebook, Twitter, Instagram and Google+ pages to provide customers with full information concerning our service. We believe that our key marketing strategy is likely to be online marketing and direct sales.

COMPETITION

As to the present date, the market of tourism is congested but the key difference is that many companies provide tours or excursion services only. There are many companies distributing the tickets to music events. By combining both we will be able to occupy a relatively free niche with very few competitors in it.
In order to take superior positions on the market comparing to other competitors, we intend to provide the exclusive features as to:

     1) provide our customers with leisure tours including transfer and admission to a music event;
     2)   provide accommodation, if mentioned - catering;
     3)   provide guided excursion around particular areas related to music;
     4) provide customers with both online services and consulting on services in the office;

We strongly believe that narrowing preferences to particular music genres and will result in growth of customers network and growth of profitability.

REVENUE

We aim to make revenues on:

Selling leisure tours to music events and excursions. Depending on their preferences our customers will be able to choose between buying a complex tour or one or two services a customer might need, for instance admission tickets only.

Selling advertising space on the website (or in pop-up ads of the mobile application) concerning music (such as music albums) or tourism (such as touristic gear).

Selling music bands or artists merchandise upon executing a corresponding agreement with band or artist managers.

Our service will be offered at prices marked-up from 20% to 30% of the tour costs. Our clients will be asked to 100% prepay for the Service. Clients will be offered to choose any payment options they like.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees. August Petrov, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

OFFICES

Our business office is located at Husovo namesti 7, Okres Praha - Zapad, Czech Republic 25301. This is the office provided by our President and Director, August Petrov. Our phone number is 702-970-3370. We do not pay any rent to Mr. Petrov and there is no agreement to pay any rent in the future. Our telephone number is 702-970-3370.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

                                LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive
  Officer and/or Director             Age               Position
  -----------------------             ---               --------

August Petrov                         29     President, Treasurer, Secretary and
Husovo namesti 7, Okres Praha -              Director (Principal Executive,
Zapad, Czech Republic 25301                  Financial and Accounting Officer)

August Petrov has acted as our President, Treasurer, Secretary and sole Director since we incorporated on October 16, 2014. Mr. Petrov owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Petrov was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Petrov graduated from Berlin University of the Arts, Faculty of Musik, and Chair of Event Management in 2010. Since 2010 he has been working as the sole proprietor of concert agency "EtapaAkce" in Prague, Czech Republic. We believe that Mr. Petrov's specific experience, qualifications and skills will enable to develop our business.

During the past ten years, Mr. Petrov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Petrov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Petrov's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
          i.   Any Federal or State securities or commodities law or regulation;
               or
          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

                                 TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

                              DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, August Petrov, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 16, 2014 until September 30, 2015:

SUMMARY COMPENSATION TABLE

                                                                       Non-Equity     Nonqualified
 Name and                                                              Incentive        Deferred
 Principal                                       Stock      Option        Plan        Compensation    All Other
 Position        Period    Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------        ------    ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
August Petrov,  October 16,   -0-       -0-        -0-        -0-           -0-            -0-            -0-           -0-
President,      2014 to
Secretary and   September
Treasurer       30, 2015

There are no current employment agreements between the Company and its Officer.

Mr. Petrov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period From Inception (October 16, 2014) to September 30, 2015:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
August Petrov      -0-          -0-        -0-           -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

August Petrov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Petrov' purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Petrov, directly or indirectly, from the Company.

On June 6, 2015, we issued a total of 5,000,000 shares of restricted common stock to August Petrov, our sole officer and director in consideration of $5,000. Further, Mr. Petrov has advanced funds to us. As of September 30, 2015, Mr. Petrov has advanced to us $3,617. Mr. Petrov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Petrov. Mr. Petrov will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Petrov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Petrov or the repayment of the funds to Mr. Petrov. The entire transaction was oral. We have a verbal agreement with Mr. Petrov that, if necessary, he will loan the company funds to complete the registration process.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 23, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                      Name and Address of       Amount and Nature of    Percent
Title of Class         Beneficial Owner         Beneficial Ownership    of class
--------------         ----------------         --------------------    --------

Common Stock    August Petrov                     5,000,000 shares         100
                Husovo namesti 7, Okres Praha -   of common stock
                Zapad, Czech Republic 25301          (direct)

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of October 23, 2015, there were 5,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

                              PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Petrov, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Petrov will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     4.   Our sole  officer  and  director  meets the  conditions  of  paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "AP Event Inc." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 23, 2015, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, August Petrov owns all 5,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with AP Event Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Paritz & Company P.A., our independent registered public accounting firm, has audited and reviewed our unaudited financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Paritz & Company P.A. has presented its report with respect to our audited financial statements.

                                  LEGAL MATTERS

Law Office of Joseph Pittera has opined on the validity of the shares of common stock being offered hereby.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is June 30, 2015. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Paritz & Company P.A..

Our financial statements from inception to June 30, 2015, immediately follow:

                      INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet - As At June 30, 2015.                                         F-2

Statement of Operations - For the period from Inception
(October 16, 2014) to June 30, 2015.                                         F-3

Statement of Cash Flows - For the period from Inception
(October 16, 2014) to June 30,  2015.                                        F-4

Statement Of Changes In Stockholder's Deficit - For the period from
inception (October 16, 2014) to June 30, 2015                                F-5

Notes to Audited Financial Statements                                        F-6

Paritz & Company, P.A                                 15 Warren Street, Suite 25
Certified Public Accountants                        Hackensack, New Jersey 07601
                                                                  (201) 342-7753
                                                             Fax: (201) 342-7598



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
AP Event, Inc.

We have audited the accompanying balance sheet of AP Event Inc. (the Company) as of June 30, 2015 and the related statements of operations, changes in stockholders' equity and cash flows for the period October 16, 2014 (Inception) to June 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 16, 2014) through June 30, 2015 of $4,607. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AP Event Inc. as of June 30, 2015, and the results of its operations and cash flows for the period October 16, 2014 (Inception) to June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.


                            /s/ Paritz & Company, P.A.
                            ----------------------------------------

Hackensack, New Jersey
September 1, 2015

                                  AP EVENT INC.
                                  Balance Sheet
                                  June 30, 2015


CURRENT ASSETS
  Cash                                                                $  4,510
                                                                      --------

TOTAL ASSETS                                                          $  4,510
                                                                      ========

LIABILITIES

Current Liabilities:
  Accrued Expenses                                                    $  3,500
  Note Payable - Related Party                                             617
                                                                      --------
TOTAL LIABILITIES                                                        4,117

STOCKHOLDERS' EQUITY
  Common stock:  authorized 75,000,000; $0.001 par value;
   5,000,000 shares issued and outstanding                               5,000
  Accumulated deficit                                                   (4,607)
                                                                      --------
Total Stockholders' Equity                                                 393
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $  4,510
                                                                      ========


    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                             Statement of Operations
       For the period from Inception (October 16, 2014) to June 30, 2015.


REVENUES                                                              $     --
                                                                      --------
Operating Expenses:
  General & Administrative Expenses                                      4,607
                                                                      --------
Total Expenses                                                           4,607

                                                                      --------
Loss Before Income Tax                                                  (4,607)

Provision for Income Tax                                                    --
                                                                      --------

Net loss for Period                                                   $ (4,607)
                                                                      ========
Net loss per share:
  Basic and diluted                                                   $  (0.01)
                                                                      ========
Weighted average number of shares outstanding:
  Basic and diluted                                                    445,736
                                                                      ========


    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                             Statement of Cash Flows
       For the period from Inception (October 16, 2014) to June 30, 2015.


Operating activities:
  Net (Loss)                                                          $ (4,607)
  Changes in operating liabilities:
    Accrued Expenses                                                     3,500
                                                                      --------
Net cash used in operating activities                                   (1,107)
                                                                      --------
Financing activities:
  Proceeds from issuance of common stock                                 5,000
  Loans from Shareholders                                                  617
                                                                      --------
Net cash provided by financing activities                                5,617
                                                                      --------

Net increase in cash                                                     4,510

Cash, beginning of period                                                   --
                                                                      --------

Cash, end of period                                                   $  4,510
                                                                      ========


    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                  Statement of Changes In Stockholders' Equity
        For the period from inception (October 16, 2014) to June 30, 2015

                                               Number of                 Additional
                                                Common                     Paid-in      Accumulated
                                                Shares        Amount       Capital        Deficit         Total
                                                ------        ------       -------        -------         -----
Balances at Inception (October 16, 2014)             --      $    --       $    --       $     --       $     --

Shares issued at $0.001                       5,000,000        5,000                           --          5,000

Net loss for the period                              --           --            --         (4,607)        (4,607)
                                              ---------      -------       -------       --------       --------

Balances as of June 30, 2015                  5,000,000      $ 5,000       $    --       $ (4,607)      $    393
                                              =========      =======       =======       ========       ========


    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                        Notes to the Financial Statements


                 NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

AP EVENT INC.(the "Company") is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 16, 2014.

Since inception the Company has devoted substantially all of its efforts to establishing a new business. While operations have not commenced, the Company has generated expenses and no revenue from the limited efforts.

The Company's activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company's business plan.

The Company has adopted a June 30 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

                             NOTE 2 - GOING CONCERN

The Company's financial statements as of June 30, 2015 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 16, 2014) through June 30, 2015 of $4,607. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

               NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

     Level 1 -- quoted prices in active markets for identical assets or liabilities

     Level 2 -- quoted prices for similar assets and liabilities in active markets or inputs that are observable

     Level 3 -- inputs that are unobservable (for example cash flow modeling inputs based on assumptions) The Company has no assets or liabilities valued at fair value on a recurring basis.

Start-Up Costs

In accordance with ASC 720, "START-UP COSTS", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions at June 30, 2015.

                             NOTE 4 - CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On June 8, 2015, the Company issued 5,000,000 shares at $0.001 per share for total proceeds of $5,000 to the company's founder. As of June 30, 2015, the Company had 5,000,000 shares issued and outstanding.

                       NOTE 5 - RELATED PARTY TRANSACTIONS

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since October 16, 2014 (Inception) through June 30, 2015, the Company's sole officer and director loaned the Company $617 to pay for incorporation costs and operating expenses. As of June 30, 2015, the amount outstanding was $617. The loan is non-interest bearing, due upon demand and unsecured.

                               NOTE 6 - INCOME TAX

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period ended June 30, 2015 to the Company's effective tax rate is as follows:

Income tax expense at statutory rate                               $  (1,560)
Change in valuation allowance                                          1,560
                                                                   ---------
Income tax expense                                                 $      --
                                                                   =========

The tax effects of temporary differences that give rise to the Company's net deferred tax assets as of September 30, 2013June 30, 2015 are as follows:

Net Operating Loss                                                 $   1,560
Valuation allowance                                                   (1,560)
                                                                   ---------
Net deferred tax asset                                             $      --
                                                                   =========

The Company has approximately $4,600 of net operating losses ("NOL") carried forward to offset taxable income in future years which expire commencing in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

                           NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated events occurring after the date of these financial statements through September 1, 2015 the date that these financial statements were available to be issued. There have been no other events that would require adjustment to or disclosure in the financial statements.

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheet (Unaudited)                                                   F-11

Statement of Operations - For the three months period ended
September 30, 2015 (Unaudited)                                              F-12

Statement of Cash Flows - For the three months period ended
September 30, 2015 (Unaudited)                                              F-13

Notes to the Financial Statements (Unaudited)                               F-14

                                  AP EVENT INC.
                                 Balance Sheets
                                   (Unaudited)

                                                          September 30, 2015       June 30, 2015
                                                          ------------------       -------------
CURRENT ASSETS
  Cash                                                         $  3,321               $  4,510
                                                               --------               --------
Current ASSETS                                                    3,321                  4,510
  Office Equipment                                                2,680                     --
                                                               --------               --------

TOTAL ASSETS                                                   $  6,001               $  4,510
                                                               ========               ========
LIABILITIES

Current Liabilities:
  Accrued Expenses                                             $     --               $  3,500
  Note Payable - Related Party                                    3,617                    617
                                                               --------               --------
TOTAL LIABILITIES                                                 3,617                  4,117

STOCKHOLDERS' EQUITY
  Common stock:  authorized 75,000,000; $0.001 par value;
   5,000,000 shares issued and outstanding                        5,000                  5,000
  Accumulated deficit                                            (2,616)                (4,607)
                                                               --------               --------
Total Stockholders' Equity                                        2,384                    393
                                                               --------               --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  6,001               $  4,510
                                                               ========               ========


    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                             Statement of Operations
              For the three months period ended September 30, 2015
                                   (Unaudited)


REVENUES                                                        $     3,000
                                                                -----------
Operating Expenses:
  General & Administrative Expenses                                   1,009
                                                                -----------
Total Expenses                                                        1,009
                                                                -----------

Income Before Income Tax                                              1,991

Provision for Income Tax                                                 --
                                                                -----------

Net income for Period                                           $     1,991
                                                                ===========
Net loss per share:                                             $     (0.01)
  Basic and diluted

Weighted average number of shares outstanding:
 Basic and diluted                                                5,000,000
                                                                ===========

    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                             Statement of Cash Flows
              For the three months period ended September 30, 2015
                                   (Unaudited)


Operating activities:
  Net Income                                                        $ 1,991
Changes in operating liabilities:
  Accrued Expenses                                                   (3,500)
                                                                    -------
Net cash used in operating activities                                (1,509)

Investing activities:
  Acquisition of Office equipment                                    (2,680)
                                                                    -------
Net Cash used in Investing Activities                                (2,680)

Financing activities:
  Proceeds from issuance of common stock                                 --
  Proceeds of Loans from Shareholder                                  3,000
                                                                    -------
Net cash provided by financing activities                             3,000
                                                                    -------

Net decrease in cash                                                 (1,189)

Cash, beginning of period                                             4,510
                                                                    -------

Cash, end of period                                                 $ 3,321
                                                                    =======


    The accompanying notes are an integral part of these financial statements

                                  AP EVENT INC.
                        Notes to the Financial Statements
                                   (Unaudited)


                 NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

AP EVENT INC.(the "Company") is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 16, 2014.

Since inception the Company has devoted substantially all of its efforts to establishing a new business. While operations have not commenced, the Company has generated expenses and $3,000 in revenue from the limited efforts.

The Company's activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company's business plan.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and in accordance with Article 10 of Regulation S-X of the United States Securities and Exchange Commission ("SEC"). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company's management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2015 and the results of operations and cash flows for the period presented. The results of operations for the three months ended September 30, 2015 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited financial statements should be read in conjunction with the financial statements and related notes thereto included in this filing for the year ended June 30, 2015.

                             NOTE 2 - GOING CONCERN

The Company's financial statements as of September 30, 2015 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 16, 2014) through September 30, 2015 of $2,616. These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

               NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

     Level 1-- quoted prices in active markets for identical assets or liabilities

     Level 2 -- quoted prices for similar assets and liabilities in active markets or inputs that are observable

     Level 3 -- inputs that are unobservable (for example cash flow modeling inputs based on assumptions) The Company has no assets or liabilities valued at fair value on a recurring basis.

Revenue Recognition

The  Company  follows  the  guidance of the  Accounting  Standards  Codification
("ASC") Topic 605, "Revenue Recognition." It records revenue when persuasive evidence of an arrangement exists, services have been rendered, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.
Start-Up Costs

In accordance with ASC 720, "START-UP COSTS", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions at September 30, 2015.

                             NOTE 4 - CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On June 8, 2015, the Company issued 5,000,000 shares at $0.001 per share for total proceeds of $5,000 to the company's founder. As of September 30, 2015, the Company had 5,000,000 shares issued and outstanding.


                       NOTE 5 - RELATED PARTY TRANSACTIONS

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since October 16, 2014 (Inception) through September 30, 2015, the Company's sole officer and director loaned the Company $3,617 to pay for incorporation costs and operating expenses. As of September 30, 2015, the amount outstanding was $3,617. The loan is non-interest bearing, due upon demand and unsecured.

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                                  AP EVENT INC.

                                 ---------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL JUNE 11, 2016, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.